As filed with the Securities and Exchange Commission on May 12, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

a.k.a. Brands Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	87-0970919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Montgomery Street, Suite 2270 San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)
a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan
a.k.a. Brands Holding Corp. 2021 Employee Stock Purchase Plan
(Full title of the plan)
Ciaran Long
Chief Executive Officer
100 Montgomery Street, Suite 2270
San Francisco, CA 94104
(Name and address of agent for service)
(415) 295-6085
(Telephone number, including area code, of agent for service)
Copy to:
Justin R. Salon
H. Thomas Felix
Morrison & Foerster LLP
2100 L Street, NW Suite 900
Washington, D.C. 20037
(202) 887-1500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE
This registration statement on Form S-8 (the "Registration Statement") is filed by a.k.a. Brands Holding Corp. (the “Registrant”) for the purpose of registering (i) 107,707 additional shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”) available for issuance under the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan (the “Plan”) pursuant to the “evergreen” provision of the Plan and (ii) 107,707 additional shares of Common Stock available for sale and issuance under the a.k.a. Brands Holding Corp. 2021 Employee Stock Purchase Plan (the “ESPP”) pursuant to the “evergreen” provision of the ESPP. The “evergreen” provisions of the Plan and the ESPP, respectively, provide that the maximum amount of shares of Common Stock authorized under the Plan and the ESPP, respectively, will be increased on January 1 of each year by a number equal to one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the immediately preceding calendar year.
In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 (File No. 333-259753, File No. 333-274860, File No. 333-280389 and File No. 333-289317) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 23, 2021, October 4, 2023, June 21, 2024 and August 6, 2025, respectively, relating to the Plan and the ESPP.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of a.k.a. Brands Holding Corp., filed with the Delaware Secretary of State on September 21, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40828) filed with the Commission on September 27, 2021).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of a.k.a. Brands Holding Corp., effective September 29, 2023 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40828) filed on September 29, 2023).

4.3
Amended and Restated Bylaws of a.k.a. Brands Holding Corp., effective September 21, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40828) filed with the Commission on September 27, 2021).

4.4#
a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-259753) filed with the Commission on September 23, 2021).

4.5#
Amendment No. 1 to the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40828) filed with the Commission on May 30, 2023).

4.6#
Amendment No. 2 to the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40828) filed with the Commission on May 28, 2024).

4.7#
a.k.a. Brands Holding Corp. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-8 (No. 333-259753) filed with the Commission on September 23, 2021).

5.1*	Opinion of Morrison & Foerster LLP.
23.1*	Consent of PricewaterhouseCoopers, independent registered public accounting firm.
23.2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature pages hereto).
107*	Filing Fee Table.
* Filed herewith.
# Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 12, 2026.

a.k.a. Brands Holding Corp.

By:	/s/ Ciaran Long
Name:	Ciaran Long
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ciaran Long and Kevin Grant and each or any one of them, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of the undersigned in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ciaran Long	Chief Executive Officer	May 12, 2026
Ciaran Long	(Principal Executive Officer)

/s/ Kevin Grant	Chief Financial Officer	May 12, 2026
Kevin Grant	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Dean	Chair of the Board of Directors	May 12, 2026
Christopher Dean

/s/ Wesley Bryett	Director	May 12, 2026
Wesley Bryett

/s/ Ilene Eskenazi	Director	May 12, 2026
Ilene Ezkenazi

/s/ Sourav Ghosh	Director	May 12, 2026
Sourav Ghosh

/s/ Matthew Hamilton	Director	May 12, 2026
Matthew Hamilton

/s/ Myles McCormick	Director	May 12, 2026
Myles McCormick

/s/ Jill Ramsey	Director	May 12, 2026
Jill Ramsey

/s/ Kelly Thompson	Director	May 12, 2026
Kelly Thompson
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